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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of report (Date of earliest event reported) June 20, 2003

                    Twelve AMH Associates Limited Partnership
                    -----------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                  Massachusetts
                                  -------------
                 (State or Other Jurisdiction of Incorporation)

          000-13493                                   04-2833662
   (Commission File Number)              (I.R.S. Employer Identification No.)

  7 Bulfinch Place, Suite 500, Boston, Massachusetts                 02114
       (Address of Principal Executive Offices)                    (Zip Code)

                                 (617) 570-4600
              (Registrant's Telephone Number, Including Area Code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)


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Item 2.  Acquisition or Disposition of Assets

         On June 20, 2003, JWDC Limited Partnership (the "Hotel Partnership") foreclosed on the Registrant's interest in the Hotel Partnership and redeemed the Registrant's preferred interest in the Hotel Partnership. The redemption price, as determined by the terms of the Hotel Partnership's limited partnership agreement, was $3,154,958.33.

         It is expected that the proceeds from this redemption will be used to satisfy the Registrant's obligations and to fund costs associated with the pending litigation.

         The interests in the Hotel Partnership were the Registrant's sole assets. As a result of the redemption, the Registrant will be dissolved and, after establishing sufficient reserves, will distribute all remaining proceeds, if any.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 1st day of July, 2003.


                                Twelve AMH Associates Limited Partnership

                                By:  Two Winthrop Properties, Inc.
                                     Managing General Partner


                                     By: /s/ Peter Braverman
                                        ---------------------------------
                                             Peter Braverman
                                             Executive Vice President